EXHIBIT 99.14

MODIFICATION AND WAIVER AGREEMENT

This Modification and Waiver Agreement (“Agreement”) dated as of June 7, 2006 is entered into by and among BlastGard International, Inc., a Colorado corporation (the “Company”) and Mathew Sullivan (“Sullivan”), Jamie Mitchell (“Mitchell”), Revan R. Schwartz (‘Schwartz”), Andrew G. Sycoff (“Sycoff”) and Joel Gold (“Gold”), each a “Warrant Holder” and collectively the “Warrant Holders” or the “Parties”.

WHEREAS, the Company and certain subscribers are parties to a Subscription Agreement (“Subscription Agreements”) dated December 2, 2004 relating to an aggregate investment of $1,420,000 by Subscribers in secured notes (“Notes”) convertible into Common Stock of the Company and Common Stock Purchase Warrants (“Warrants”); and

WHEREAS, Andrew Garrett, Inc. acted as Placement Agent (the “Placement Agent”) in connection with the foregoing transaction and received Class A Common Stock Purchase Warrants (the “Class A Warrants”) to acquire an aggregate of 82,834 shares of the Company’s Common Stock at an exercise price of $2.09 per share, and a Class B Common Stock Purchase Warrant (the “Class B Warrants”) to acquire 4,970 shares of the Company’s Common Stock at an exercise price of $3.00 per share; and

WHEREAS, the Placement Agent subsequently transferred their Class A Warrants and Class B Warrants to the Parties such that Sullivan owns Class A Warrants and Class B Warrants to purchase 4,142 shares and 248 shares, respectively; Mitchell owns Class A Warrants and Class B Warrants to purchase 4,142 shares and 248 shares, respectively; Schwartz owns Class A Warrants and Class B Warrants to purchase 8,284 shares and 497 shares, respectively; Sycoff owns Class A Warrants and Class B Warrants to purchase 41,416 shares and 2,486 shares, respectively; and Gold owns Class A Warrants and Class B Warrants to purchase 24,850 shares and 1,491 shares, respectively; and

WHEREAS, the Company is seeking to raise up to $2,500,000 from new investors (the “New Investors”) who would provide debt financing to the Company on a secured basis, secured by all the assets of the Company and its subsidiary, BlastGard International, Inc. (“Subsidiary”) (the “Collateral”), but subordinated to the rights of the Subscribers who would maintain a first priority secured interest in the Collateral and the Subsidiary would guarantee the obligations of the Company; and

WHEREAS, the New Investors are seeking certain concessions on behalf of the Company with respect to the Subscription Agreements, Secured Convertible Notes, Class A Warrants, Class B Warrants and related documents (collectively hereinafter referred to as the “Transaction Documents”); and

WHEREAS, the Warrant Holders are also being asked by the New Investors to make certain concessions with respect to the Class A Warrants and Class B Warrants; and

WHEREAS, the Warrant Holders and the Company desire to modify the Class A Warrants and Class B Warrants to their mutual benefit.

NOW THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Subscribers hereby agree as follows:

1. For the purposes of the completion of the financing with the New Investors, the Warrant Holders who each own Class A Warrants exercisable at $2.09 per share and Class B Warrants exercisable at $3.00 per share, shall waive the adjustment provisions contained in section 3.4 of each warrant solely in connection with the completion of the new financing (including, without limitation, the issuance of all securities contemplated therein, the conversion of the Notes and the exercise of Warrants) and not in connection with any future share issuance or reduction. Such waiver shall also apply to warrants to purchase 80,000 shares (and the underlying shares) exercisable at $1.00 per share granted to members of the law firm of Morse & Morse, PLLC in connection with the completion of the new financing. In exchange for this waiver, the Class A Warrants shall each become exercisable at $1.00 per share and the Class B Warrants shall each be exercisable at $1.50 per share upon the completion of the financing with New Investors.

2. All other terms and conditions of the Class A Warrants and Class B Warrants shall remain in full force and effect.

3. This Modification and Waiver Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to any other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were an original thereof. A copy of this Agreement annexed to the Class A Warrants and Class B Warrants shall be sufficient to reflect the amendment thereto.

4. Each of the undersigned states that he has read the foregoing Agreement and understands and agrees to it and that the Class A Warrants and Class B Warrants as amended by this Modification Agreement and by the terms set forth herein represent the entire agreement between the parties

BLASTGARD INTERNATIONAL, INC.
the “Company”

By:
(authorized officer)

Mathew Sullivan

Jamie Mitchell

Revan R. Schwartz

Andrew G. Sycoff

Joel Gold